Exhibit 4.1

LINN ENERGY, INC. SEAL DELAWARE SECRETARY PRESIDENT AND CHIEF EXECUTIVE OFFICER AUTHORIZED SIGNATURE TRANSFER AGENT AND REGISTRAR (Brooklyn, NY) AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC BY: COUNTERSIGNED AND REGISTERED: LINN ENERGY, INC (hereinafter called the “Company”), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED FULLY PAID AND NONASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF is the owner of This Certifies that SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 53601P 30 4 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE LINN ENERGY, INC. ZQ CLASS A COMMON STOCK CLASS A COMMON STOCK Energy LINN

LINN ENERGY, INC.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF ANY PREFERRED OR SPECIAL CLASS, SO FAR AS THE SAME MAY HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship		under Uniform Gifts to Minors
		and not as tenants in common		Act
(State)

			UNIF TRF MIN ACT–		Custodian (until age )
				(Cust)	(Minor)
under Uniform Transfers to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

THE BOARD OF DIRECTORS OF THE COMPANY MAY REQUIRE THE OWNER OF A LOST OR DESTROYED CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

For Value Received,                                                                                     hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                              shares of the Class A common stock represented by the within Certificate and does hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of Linn Energy, Inc. with full power of substitution in the premises.

Dated:

Signature:

Signature:
Notice: The signatures to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

NO TRANSFER OF THE SHARES OF CLASS A COMMON STOCK EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF LINN ENERGY, INC. , UNLESS THE CERTIFICATE EVIDENCING THE SHARES OF CLASS A COMMON STOCK TO BE TRANSFERRED IS SURRENDERED FOR REGISTRATION OF TRANSFER.